UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2011

MICROMET, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-50440	52-2243564
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

9201 Corporate Boulevard, Suite 400, Rockville, MD	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 752-1420

6707 Democracy Boulevard, Suite 505, Bethesda, MD 20817

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)
Amended and Restated Bylaws

On June 22, 2011, the Board of Directors (the “Board”) of Micromet, Inc. (the “Company”) approved and adopted amended and restated bylaws of the Company (as so amended, the “Bylaws”), effective as of that date.  The principal changes made to the Bylaws were to expand the advance notice provisions contained in Section 9 of Article II of the Bylaws.  The provisions for advance notice of stockholder proposals and nominations for election to the Board now require any proponent of a director nomination or proposal to furnish information regarding recent derivative transactions made by such proponent related to the Company’s stock.  In addition, an individual nominated by stockholders for election to the Board must provide specified information to the Company, including a summary of his or her background and qualifications and a description of any voting arrangements to which he or she may be subject.  Section 6 of Article II was amended to harmonize the procedures for calling a special meeting of stockholders with those described in the Company’s Certificate of Incorporation, as amended to date and as currently in effect, and Article VII, Section 4 was amended to update the means of providing notice to directors, as may be required by the Bylaws or the Certificate of Incorporation, to expressly include electronic transmission.

The foregoing description is not a complete description of the amendments and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Amendment to Certificate of Designation of Series A Junior Participating Preferred Stock

On June 22, 2011 the Board approved a Certificate of Amendment to the Certificate of Designation to increase the number of shares designated as Series A Junior Participating Preferred Stock thereunder from 75,000 shares to 200,000 shares (the “Certificate of Amendment”).  A copy of the Certificate of Amendment, as filed with the Secretary of State of the State of Delaware on June 23, 2011 and effective as of June 24, 2011, is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 23, 2011, the Company held its 2011 Annual Meeting of Stockholders. Set forth below are the proposals submitted to a vote of the Company’s stockholders and the final voting results for each such proposal.

1.
Election of Directors.  The Company’s stockholders voted to elect three (3) Class II directors, each to hold office until the 2014 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified:

Nominee	For	Withheld	Broker Non-Votes

Dr. Christian Itin	53,132,284	243,289	20,113,660
Dr. Peter Johann	53,157,059	218,514	20,113,660
Mr. Joseph Slattery	34,135,810	19,239,763	20,113,660

2.
Ratification of the Selection of Independent Registered Public Accounting Firm.  The Company’s stockholders voted to ratify the selection by the audit committee of the Board of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011:

For	Against	Abstain

73,302,501	63,195	123,537

3.
Advisory Vote Regarding the Compensation of our Named Executive Officers. The Company’s stockholders voted, on an advisory basis, to approve the compensation of the Company’s named executive officers as disclosed in the definitive proxy statement for the annual meeting:

For	Against	Abstain	Broker Non-Votes

52,362,246	896,146	117,181	20,113,660

4.
Advisory Vote Regarding the Frequency of Future Stockholder Advisory Votes on the Compensation of our Named Executive Officers. The Company’s stockholders indicated that their preferred frequency for holding future advisory votes on the compensation of the Company’s named executive officers was every year:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes

47,549,018	627,930	5,161,672	36,953	20,113,660

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
Exhibit 3.1	Micromet, Inc. Amended and Restated Bylaws, adopted June 22, 2011
Exhibit 3.2	Micromet, Inc. Certificate of Amendment of Certificate of Designation, effective as of June 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROMET, INC.

Date: June 28, 2011	By:	/s/ Matthias Alder
	Name:	Matthias Alder
	Title:	Senior Vice President, Corporate Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.1	Micromet, Inc. Amended and Restated Bylaws, adopted June 22, 2011
3.2	Micromet, Inc. Certificate of Amendment of Certificate of Designation, effective as of June 24, 2011